Exhibit 99.1
Wyndham Worldwide Reports Fourth Quarter and Full Year 2009 Results
Company Triples Dividend Payout
Resumes Share Repurchase Program
PARSIPPANY, N.J. (February 10, 2010) — Wyndham Worldwide Corporation (NYSE:WYN) today announced results for the three months and year ended December 31, 2009. Separately, the Company also announced an increase in its quarterly cash dividend and that it plans to resume its share repurchase program.
FOURTH QUARTER and FULL-YEAR HIGHLIGHTS:
Wyndham Worldwide generated fourth quarter diluted earnings per share (EPS) of $0.40, compared with Company-issued guidance of $0.35 — $0.38. For the year ended December 31, 2009, the Company generated net cash from operating activities of approximately $690 million, compared with $109 million in 2008.
“We are pleased to report solid earnings and increasing free cash flow for the quarter and the year, and to announce an increase in our dividend along with our intention to resume our share repurchase program. While continuing high unemployment and economic uncertainty created a difficult operating environment, our results reflect resilient business models and strong execution,” said Stephen P. Holmes, chairman and CEO, Wyndham Worldwide. “Going forward, we remain focused on cash flow generation, transforming the Company by rebalancing our worldwide business portfolio to our fee-for-service businesses and positioning our businesses for future earnings growth.”
Increases Quarterly Dividend Payout
The Company’s Board of Directors authorized an increase of the quarterly cash dividend to $0.12 from $0.04 per share, beginning with the dividend that is expected to be declared in the first quarter of 2010. With this increase, the dividend is equivalent to an annual rate of $0.48 per share.
Resumes Share Repurchase Program
The Company plans to resume repurchase of its common stock under its existing $200 million stock repurchase program, which currently has $157 million remaining capacity. The amount and timing of specific repurchases are subject to market conditions, applicable legal requirements and other factors. Repurchases may be conducted in the open market or in privately negotiated transactions.

FOURTH QUARTER 2009 OPERATING RESULTS
Revenues for the fourth quarter of 2009 were $913 million, relatively flat compared with the prior-year period. Net income for the fourth quarter of 2009 was $73 million, or $0.40 diluted EPS, compared with a fourth quarter of 2008 net loss of $1.4 billion, or $7.63 loss per diluted share. The prior-year period includes the after-tax impact of $1.4 billion, or $8.10 per diluted share, of goodwill impairments, foreign currency losses, restructuring costs and legacy items. Excluding these items, adjusted net income would have been $84 million, or $0.47 diluted adjusted EPS for the fourth quarter of 2008.
FULL YEAR 2009 OPERATING RESULTS
Revenues for full year 2009 were $3.8 billion, a decline of 12% over the prior-year period, reflecting the following:
•	Lodging revenues were $660 million, a 12% decrease compared with 2008, primarily resulting from a global decline in revenue per available room (RevPAR).

•	Exchange and Rentals revenues were $1.2 billion, an 8% decrease compared with 2008, primarily resulting from unfavorable foreign exchange rate movements. In constant currency, revenues declined 2%.

•	Vacation Ownership revenues were $1.9 billion, a 15% decrease compared with 2008, primarily resulting from the Company’s previously announced initiative to reduce capital deployed in the business, which included sales office closures and the elimination of certain marketing programs that resulted in fewer tours.
Net income for full year 2009 was $293 million, or $1.61 diluted EPS, compared with a prior-year period net loss of $1.1 billion, or $6.05 loss per diluted share. Adjusted net income for full year 2009 was $327 million, or $1.80 diluted EPS, compared with adjusted net income of $388 million, or $2.18 diluted adjusted EPS for full year 2008. Adjusted net income for full year 2009 excludes the after-tax impact of $34 million, or $0.19 per diluted share, of restructuring costs and legacy items. Adjusted net income for the prior-year period excludes the after-tax impact of $1.5 billion, or $8.23 per diluted share, of goodwill and other impairments, foreign currency losses, restructuring costs and legacy items.
FOURTH QUARTER 2009 BUSINESS UNIT RESULTS
Wyndham Hotel Group
Revenues were $149 million in the fourth quarter of 2009, a decline of 12% compared with the fourth quarter of 2008, primarily reflecting the global RevPAR decline.

System-wide RevPAR declined 11.9% in the fourth quarter of 2009. In constant currency, fourth quarter 2009 system-wide RevPAR decreased 13.3%, reflecting declines of 13.8% and 15.4% in domestic and international RevPAR, respectively.
Fourth quarter 2009 EBITDA was $32 million, compared with $38 million in the fourth quarter of 2008, which included a $16 million non-cash impairment charge. The year-over-year change reflects the global RevPAR decline, increased bad debt reserve primarily related to the hotel management business, and a non-cash impairment charge associated with an underperforming joint venture in the hotel management business, partially offset by cost containment initiatives.
As of December 31, 2009, the Company’s hotel system consisted of approximately 7,110 properties and 597,700 rooms, of which 22% were international. The development pipeline included approximately 950 hotels and 108,100 rooms, of which 51% were new construction and 43% were international.
Wyndham Exchange and Rentals
Revenues were $258 million in the fourth quarter of 2009, a 3% increase compared with the fourth quarter of 2008. In constant currency, revenues were relatively flat.
Annual dues and exchange revenues were $106 million, a 5% increase from the prior-year period. In constant currency, revenues increased $2 million, or 2% compared with the fourth quarter of 2008, driven by a 2% growth in the average number of members.
Vacation rental revenues were $122 million, an 8% increase from the prior-year period. In constant currency, revenues increased $2 million, or 2%, compared with the fourth quarter of 2008, primarily driven by a 3% increase in average price per vacation rental, partially offset by a 1% decrease in rental transaction volume.
Ancillary revenues were $30 million, a 17% decrease from the fourth quarter of 2008. In constant currency, revenues decreased 19% due primarily to lower fees generated from programs with affiliated resorts and our termination of a low margin travel service contract.
Fourth quarter 2009 EBITDA was $48 million, compared with a loss of $4 million in the fourth quarter of 2008, which included $67 million of asset impairments, foreign currency conversion losses and restructuring costs. Excluding these items and an unfavorable 2009 net effect of foreign currency of $15 million, 2009 EBITDA was flat, compared with 2008 adjusted EBITDA.
Wyndham Vacation Ownership
Driven by the previously announced initiative to reduce capital deployed in this business, gross vacation ownership interest (VOI) sales declined 21%, from the prior-year period, to $343 million in the fourth quarter of 2009. The year-over-year change reflects a 36% increase in volume per guest which partially offset the planned reduction in tour flow of 41%.

Total segment revenues were $508 million in the fourth quarter of 2009, a 3% increase from the fourth quarter of 2008. This change was driven by a decline in our provision for loan losses, a favorable impact from the percentage-of-completion (POC) method of accounting and higher ancillary revenue, partially offset by lower VOI sales. Under the POC method of accounting for VOI sales, the Company recognized $47 million of previously deferred revenue during the fourth quarter of 2009, compared with $14 million in the fourth quarter 2008.
EBITDA for the fourth quarter of 2009 was $132 million, compared with a loss of $1.3 billion in the fourth quarter of 2008, which included $1.4 billion of goodwill, other impairments and restructuring costs. Excluding these items, 2009 EBITDA increased $41 million, compared with the prior-year period, reflecting the net impact of the planned reduction in the VOI business and its related expenses, a lower provision for loan losses, and the impact from the net increase in the recognition of revenue previously deferred under the POC method of accounting.
Other Items
Net interest expense in the fourth quarter of 2009 was $33 million, a $15 million increase from the fourth quarter of 2008. The increase reflected lower capitalized interest and long-term debt issuances in May 2009, the proceeds of which were used primarily to reduce revolving credit facility borrowings, which had a lower interest rate.
Balance Sheet Information as of December 31, 2009:
•	Cash and cash equivalents of approximately $155 million compared with $135 million at December 31, 2008

•	Vacation ownership contract receivables, net, of $3.1 billion compared with $3.3 billion at December 31, 2008

•	Vacation ownership and other inventory of $1.3 billion, unchanged from December 31, 2008

•	Securitized vacation ownership debt of $1.5 billion compared with $1.8 billion at December 31, 2008

•	Other debt of $2.0 billion, unchanged from December 31, 2008; remaining borrowing capacity on the revolving credit facility was approximately $870 million compared with approximately $290 million as of December 31, 2008
A schedule of debt is included in the financial tables section of this press release.
Guidance
The Company’s full-year 2010 guidance is:
•	Revenues of $3.5 — $3.9 billion

•	Adjusted EBITDA of $775 — $800 million
The guidance reflects assumptions used for internal planning purposes. All guidance excludes legacy items and restructuring costs, if any, which may have a positive or negative impact on reported results. If economic conditions improve or deteriorate materially from current levels, these assumptions and our guidance may change materially. It is not practicable to provide a reconciliation of forecasted adjusted EBITDA to the most directly comparable GAAP measure because certain items cannot be reasonably estimated or predicted at this time. Any such items could be significant to our financial results.
Conference Call Information
Wyndham Worldwide Corporation will provide a webcast of its conference call to discuss the Company’s fourth quarter and full year 2009 financial results on Wednesday, February 10, 2010 at 8:30 a.m. ET. Listeners can access the webcast live through the company’s website at www.wyndhamworldwide.com/investors/. The conference call also may be accessed by dialing (800) 369-2052 and providing the pass code “Wyndham.” Listeners are urged to call at least 10 minutes prior to the scheduled start time. An archive of this webcast will be available on the website for approximately 90 days beginning at 12:00pm ET on February 10, 2010. A telephone replay will be available for approximately 90 days beginning at 12:00pm ET on February 10, 2010 at (866) 490-2538.
Presentation of Financial Information
Financial information discussed in this press release includes both GAAP and non-GAAP measures, which include or exclude certain items. These non-GAAP measures differ from reported results and are intended to illustrate what management believes are relevant period-over-period comparisons. A complete reconciliation of reported GAAP results to the comparable non-GAAP information appears in the financial tables section of the press release.
About Wyndham Worldwide
As one of the world’s largest hospitality companies, Wyndham Worldwide offers individual consumers and business-to-business customers a broad suite of hospitality products and services across various accommodation alternatives and price ranges through its premier portfolio of world-renowned brands. Wyndham Hotel Group encompasses approximately 7,110 franchised hotels and approximately 597,700 hotel rooms worldwide. Wyndham Exchange and Rentals offers leisure travelers, including its 3.8 million members, access to over 65,000 vacation properties located in approximately 100 countries. Wyndham Vacation Ownership develops, markets and sells vacation ownership interests and provides consumer financing to owners through its network of over 155 vacation ownership resorts serving over 820,000 owners throughout North America, the Caribbean and the South Pacific. Wyndham Worldwide, headquartered in Parsippany, N.J., employs approximately 25,000 employees globally.
For more information about Wyndham Worldwide, please visit the Company’s web site at www.wyndhamworldwide.com.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, conveying management’s expectations for the future, including, without limitation the information under the “Guidance”, which are based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements contained in this press release include statements related to the Company’s revenues, earnings, related financial and operating measures, dividend policy and share repurchases.
You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Factors that could cause actual results to differ materially from those in the forward-looking statements include general economic conditions, the performance of the financial and credit markets, changes in interest expense relating to the Company’s existing or future indebtedness, the economic environment for the hospitality industry, the impact of war and terrorist activity, operating risks associated with the hotel, vacation exchange and rentals and vacation ownership businesses, as well as those described in the Company’s Quarterly Report on Form 10-Q, filed with the SEC on November 5, 2009. Except for the Company’s ongoing obligations to disclose material information under the federal securities laws, it undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.
# # #
Investor and Media Contact:
Margo C. Happer
Senior Vice President, Investor Relations
Wyndham Worldwide Corporation
(973) 753-6472
Margo.Happer@wyndhamworldwide.com

Table 1
Wyndham Worldwide Corporation
OPERATING RESULTS OF REPORTABLE SEGMENTS
(In millions)
In addition to other measures, management evaluates the operating results of each of its reportable segments based upon net revenues and “EBITDA,” which is defined as net income/(loss) before depreciation and amortization, interest expense (excluding consumer financing interest), interest income (excluding consumer financing interest) and income taxes, each of which is presented on the Company’s Consolidated Statements of Operations. The Company believes that EBITDA is a useful measure of performance for the Company’s industry segments which, when considered with GAAP measures, the Company believes gives a more complete understanding of the Company’s operating performance. The Company’s presentation of EBITDA may not be comparable to similarly-titled measures used by other companies.
The following tables summarize net revenues and EBITDA for reportable segments, as well as reconcile EBITDA to net income/(loss) for the three and twelve months ended December 31, 2009 and 2008:

	Three Months Ended December 31,
	2009			2008
	Net Revenues	EBITDA		Net Revenues	EBITDA (f)
Lodging	$149	$32	(c)	$170	$38	(g)
Vacation Exchange and Rentals	258	48		250	(4)	(h)
Vacation Ownership	508	132	(d)	492	(1,321)	(i)

Total Reportable Segments	915	212		912	(1,287)
Corporate and Other (a) (b)	(2)	(18)		(1)	7

Total Company	$913	$194		$911	$(1,280)

Reconciliation of EBITDA to Net Income/(Loss)

EBITDA		$194			$(1,280)
Depreciation and amortization		44			47
Interest expense		35			22
Interest income		(2)			(4)

Income/(loss) before income taxes		117			(1,345)
Provision for income taxes		44			11

Net income/(loss)		$73			$(1,356)

	Twelve Months Ended December 31,
	2009			2008
	Net Revenues	EBITDA (j)		Net Revenues	EBITDA (l)
Lodging	$660	$175	(c)	$753	$218	(g)
Vacation Exchange and Rentals	1,152	287		1,259	248	(h)
Vacation Ownership	1,945	387	(k)	2,278	(1,074	) (i) (m)

Total Reportable Segments	3,757	849		4,290	(608)
Corporate and Other (a) (e)	(7)	(71)		(9)	(27)

Total Company	$3,750	$778		$4,281	$(635)

Reconciliation of EBITDA to Net Income/(Loss)

EBITDA		$778			$(635)
Depreciation and amortization		178			184
Interest expense		114			80
Interest income		(7)			(12)

Income/(loss) before income taxes		493			(887)
Provision for income taxes		200			187

Net income/(loss)		$293			$(1,074)

(a)	Includes the elimination of transactions between segments.

(b)	Includes $14 million ($7 million, net of tax) of a net benefit during the three months ended December 31, 2008 related to the resolution of and adjustment to certain contingent liabilities and assets.

(c)	Includes a non-cash impairment charge of $6 million ($3 million, net of tax) to reduce the value of an underperforming joint venture in the Company’s lodging property management business.

(d)	Includes (i) restructuring costs of $1 million ($1 million, net of tax) and (ii) a non-cash impairment charge of $1 million ($1 million, net of tax) to reduce the value of assets held for sale related to a vacation ownership property that is no longer consistent with the Company’s development plans.

(e)	Includes $6 million ($6 million, net of tax) of a net expense and $18 million ($6 million, net of tax) of a net benefit during the twelve months ended December 31, 2009 and 2008, respectively, related to the resolution of and adjustment to certain contingent liabilities and assets.

(f)	Includes restructuring costs of $7 million and $66 million for Vacation Exchange and Rentals and Vacation Ownership, respectively. The after-tax impact of such costs is $45 million.

(g)	Includes a non-cash impairment charge of $16 million ($10 million, net of tax) related to the write down of franchise agreements of one of the Company’s brands.

(h)	Includes (i) non-cash impairment charges of $36 million ($28 million, net of tax) due to trademark and fixed asset write downs related to the Company’s vacation rentals businesses and the write-off of the Company’s investment in a joint venture and (ii) a cash charge of $24 million ($24 million, net of tax) due to foreign currency losses.

(i)	Includes (i) a non-cash goodwill impairment charge of $1,342 million ($1,337 million, net of tax) to reflect reduced future cash flow estimates and (ii) a non-cash impairment charge of $4 million ($3 million, net of tax) related to the termination of a development project.

(j)	Includes restructuring costs of $3 million, $6 million, $37 million and $1 million for Lodging, Vacation Exchange and Rentals, Vacation Ownership and Corporate and Other, respectively. The after-tax impact of such costs is $29 million.

(k)	Includes non-cash impairment charges of $9 million ($7 million, net of tax) to reduce the value of certain vacation ownership properties and related assets held for sale that are no longer consistent with the Company’s development plans.

(l)	Includes restructuring costs of $4 million, $9 million and $66 million for Lodging, Vacation Exchange and Rentals and Vacation Ownership, respectively. The after-tax impact of such costs is $49 million.

(m)	Includes a non-cash impairment charge of $28 million ($17 million, net of tax) due to the Company’s initiative to rebrand its vacation ownership trademarks to the Wyndham brand.

Table 2
Wyndham Worldwide Corporation
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Net revenues
Service fees and membership	$371	$360	$1,613	$1,705
Vacation ownership interest sales	287	309	1,053	1,463
Franchise fees	98	113	440	514
Consumer financing	109	112	435	426
Other	48	17	209	173

Net revenues	913	911	3,750	4,281

Expenses
Operating	356	337	1,501	1,622
Cost of vacation ownership interests	47	52	183	278
Consumer financing interest	37	37	139	131
Marketing and reservation	137	171	560	830
General and administrative (a) (b)	136	124	533	561
Goodwill and other impairments	7 (c)	1,398 (d)	15 (c)	1,426 (d)
Restructuring costs (e)	1	73	47	79
Depreciation and amortization	44	47	178	184

Total expenses	765	2,239	3,156	5,111

Operating income/(loss)	148	(1,328)	594	(830)
Other income, net	(2)	(1)	(6)	(11)
Interest expense	35	22	114	80
Interest income	(2)	(4)	(7)	(12)

Income/(loss) before income taxes	117	(1,345)	493	(887)
Provision for income taxes	44	11	200	187

Net income/(loss)	$73	$(1,356)	$293	$(1,074)

Earnings/(losses) per share
Basic	$0.41	$(7.63)	$1.64	$(6.05)
Diluted	0.40	(7.63)	1.61	(6.05)

Weighted average shares outstanding
Basic	179	178	179	178
Diluted	184	178	182	178

(a)	Includes (i) $14 million ($7 million, net of tax) of a net benefit during the three months ended December 31, 2008 and $6 million ($6 million, net of tax) of a net expense and $18 million ($6 million, net of tax) of a net benefit during the twelve months ended December 31, 2009 and 2008, respectively, related to the resolution of and loss to certain contingent liabilities and assets.

(b)	Includes a cash charge of $24 million ($24 million, net of tax) for Vacation Exchange and Rentals due to foreign currency losses during the three and twelve months ended December 31, 2008.

(c)	Represents (i) a non-cash impairment charge of $6 million ($3 million, net of tax) to reduce the value of an underperforming joint venture in the Company’s lodging property management business and (ii) a non-cash impairment charge of $1 million ($1 million, net of tax) to reduce the value of assets held for sale related to a vacation ownership property that is no longer consistent with the Company’s development plans during the three and twelve months ended December 31, 2009. The twelve months ended December 31, 2009 also includes non-cash impairment charges of $8 million ($6 million, net of tax) to reduce the value of certain other vacation ownership properties and related assets held for sale that are no longer consistent with the Company’s development plans.

(d)	Represents (i) a non-cash goodwill impairment charge of $1,342 million ($1,337 million, net of tax) for Vacation Ownership to reflect reduced future cash flow estimates, (ii) non-cash impairment charges of $36 million ($28 million, net of tax) for Vacation Exchange and Rentals due to trademark and fixed asset write downs related to the Company’s vacation rentals businesses and the write-off of the Company’s investment in a joint venture, (iii) a non-cash impairment charge of $16 million ($10 million, net of tax) for Lodging related to the write down of franchise agreements of one of the Company’s brands and (iv) a non-cash impairment charge of $4 million ($3 million, net of tax) for Vacation Ownership related to the termination of a development project during the three and twelve months ended December 31, 2008. The twelve months ended December 31, 2008 also includes a non-cash impairment charge of $28 million ($17 million, net of tax) for Vacation Ownership due to the Company’s initiative to rebrand its vacation ownership trademarks to the Wyndham brand.

(e)	Relates to costs incurred as a result of various strategic initiatives approved by the Company and commenced during 2008. Such amounts, net of tax, were $1 million and $29 million during the three and twelve months ended December 31, 2009, respectively, and $45 million and $49 million during the three and twelve months ended December 31, 2008, respectively.

Table 3
(1 of 3)
Wyndham Worldwide Corporation
OPERATING STATISTICS

	Year	Q1	Q2	Q3	Q4	Full Year
Lodging (a)
Number of Rooms (b)	2009	588,500	590,200	590,900	597,700	N/A
	2008	551,100	551,500	583,400	592,900	N/A
	2007	539,300	541,700	540,900	550,600	N/A
	2006	525,500	535,900	533,700	543,200	N/A

RevPAR	2009	$27.69	$32.38	$34.81	$26.47	$30.34
	2008	$32.21	$38.87	$41.93	$30.03	$35.74
	2007	$31.35	$38.35	$43.10	$33.09	$36.48
	2006	$30.45	$36.97	$40.82	$31.41	$34.95

Vacation Exchange and Rentals
Average Number of Members (in 000s)	2009	3,789	3,795	3,781	3,765	3,782
	2008	3,632	3,682	3,673	3,693	3,670
	2007	3,474	3,506	3,538	3,588	3,526
	2006	3,292	3,327	3,374	3,429	3,356

Annual Dues and Exchange Revenue Per Member	2009	$134.38	$117.59	$116.76	$112.10	$120.22
	2008	$150.84	$128.91	$124.51	$109.56	$128.37
	2007	$155.60	$132.33	$131.38	$124.59	$135.85
	2006	$152.10	$130.37	$132.31	$128.13	$135.62

Vacation Rental Transactions (in 000s)	2009	387	324	367	278	1,356
	2008	387	319	360	282	1,347
	2007	398	326	360	293	1,376
	2006	385	310	356	293	1,344

Average Net Price Per Vacation Rental	2009	$335.54	$422.00	$505.82	$436.79	$423.04
	2008	$412.74	$477.63	$553.69	$400.09	$463.10
	2007	$349.73	$415.71	$506.78	$426.93	$422.83
	2006	$312.51	$374.91	$442.75	$356.16	$370.93

Vacation Ownership
Gross Vacation Ownership Interest Sales (in 000s)	2009	$280,000	$327,000	$366,000	$343,000	$1,315,000
	2008	$458,000	$532,000	$566,000	$432,000	$1,987,000
	2007	$430,000	$523,000	$552,000	$488,000	$1,993,000
	2006	$357,000	$434,000	$482,000	$469,000	$1,743,000

Tours	2009	137,000	164,000	173,000	142,000	617,000
	2008	255,000	314,000	334,000	240,000	1,143,000
	2007	240,000	304,000	332,000	268,000	1,144,000
	2006	208,000	273,000	312,000	254,000	1,046,000

Volume Per Guest (VPG)	2009	$1,866	$1,854	$1,944	$2,210	$1,964
	2008	$1,668	$1,583	$1,550	$1,630	$1,602
	2007	$1,607	$1,596	$1,545	$1,690	$1,606
	2006	$1,475	$1,426	$1,434	$1,623	$1,486

Note: Full year amounts may not foot across due to rounding.

(a)	Quarterly drivers in the Lodging segment include the acquisitions of Microtel Inns & Suites and Hawthorn Suites (July 2008) and Baymont Inn & Suites (April 2006) from their acquisition dates forward. Therefore, the operating statistics are not presented on a comparable basis.

(b)	Numbers include affiliated rooms from the fourth quarter of 2006 forward.

Table 3
(2 of 3)
Wyndham Worldwide Corporation
ADDITIONAL DATA

	Year	Q1	Q2	Q3	Q4	Full Year
Lodging (a)
Number of Properties (b)	2009	6,990	7,020	7,040	7,110	N/A
	2008	6,550	6,560	6,970	7,040	N/A
	2007	6,450	6,460	6,460	6,540	N/A
	2006	6,300	6,440	6,420	6,470	N/A

Vacation Ownership
Deferred Revenues (in 000s) (c)	2009	$66,516	$37,140	$36,102	$46,784	$186,543
	2008	$(81,716)	$(5,240)	$(2,023)	$13,870	$(75,108)
	2007	$3,906	$(4,908)	$506	$(21,092)	$(21,588)
	2006	$12,708	$(221)	$(23,491)	$(10,675)	$(21,679)

Provision for Loan Losses (in 000s) (d)	2009	$107,202	$121,641	$117,111	$103,115	$449,069
	2008	$82,344	$112,669	$118,609	$136,090	$449,712
	2007	$60,869	$75,032	$85,762	$83,644	$305,307
	2006	$61,242	$55,872	$63,213	$78,680	$259,007

Note: Full year amounts may not foot across due to rounding.

(a)	Information includes the acquisitions of Microtel Inns & Suites and Hawthorn Suites (July 2008) and Baymont Inn & Suites (April 2006) from their acquisition dates forward. Therefore, the data is not presented on a comparable basis.

(b)	Numbers include affiliated hotels from the fourth quarter of 2006 forward.

(c)	Represents the revenue that is deferred under the percentage of completion method of accounting. Under the percentage of completion method of accounting, a portion of the total revenue from a vacation ownership contract sale is not recognized if the construction of the vacation resort has not yet been fully completed. This revenue will be recognized in future periods in proportion to the costs incurred as compared to the total expected costs for completion of construction of the vacation resort. Positive amounts represent the recognition of previously deferred revenues.

(d)	Represents provision for estimated losses on vacation ownership contract receivables originated during the period, which is recorded as a contra revenue to vacation ownership interest sales on the Consolidated Statements of Income.

Table 3
(3 of 3)
Wyndham Worldwide Corporation
OPERATING STATISTICS
GLOSSARY OF TERMS
Lodging
Number of Rooms: Represents the number of rooms at lodging properties at the end of the period which are either (i) under franchise and/or management agreements, (ii) properties affiliated with Wyndham Hotels and Resorts brand for which we receive a fee for reservation and/or other services provided or (iii) properties managed under a joint venture.
Average Occupancy Rate: Represents the percentage of available rooms occupied during the period.
Average Daily Rate (ADR): Represents the average rate charged for renting a lodging room for one day.
RevPAR: Represents revenue per available room and is calculated by multiplying average occupancy rate by ADR. Comparable RevPAR represents RevPAR of hotels which are included in both periods.
Vacation Exchange and Rentals
Average Number of Members: Represents members in our vacation exchange programs who pay annual membership dues. For additional fees, such participants are entitled to exchange intervals for intervals at other properties affiliated with our vacation exchange business. In addition, certain participants may exchange intervals for other leisure-related products and services.
Annual Dues and Exchange Revenue Per Member: Represents total revenues from annual membership dues and exchange fees generated for the period divided by the average number of vacation exchange members during the year.
Vacation Rental Transactions: Represents the number of transactions that are generated in connection with customers booking their vacation rental stays through us. In our European vacation rentals businesses, one rental transaction is recorded each time a standard one-week rental is booked; however, in the United States, one rental transaction is recorded each time a vacation rental stay is booked, regardless of whether it is less than or more than one week.
Average Net Price Per Vacation Rental: Represents the net rental price generated from renting vacation properties to customers divided by the number of rental transactions.
Vacation Ownership
Gross Vacation Ownership Interest Sales: Represents gross sales of vacation ownership interests (including tele-sales upgrades, which are a component of upgrade sales) before deferred sales and loan loss provisions.
Tours: Represents the number of tours taken by guests in our efforts to sell vacation ownership interests.
Volume per Guest (VPG): Represents revenue per guest and is calculated by dividing the gross vacation ownership interest sales, excluding tele-sales upgrades, which are a component of upgrade sales, by the number of tours.
General
Constant Currency: Represents comparison eliminating the effects of foreign exchange rate fluctuations between periods.

Table 4
Wyndham Worldwide Corporation
Revenue Detail by Reportable Segment
(In millions)

	2009					2008
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year

Lodging
Royalties and Franchise Fees	$57	$68	$72	57	254	$64	$78	$88	$66	$297
Marketing, Reservation and Wyndham Rewards Revenues (a)	54	66	73	53	246	60	75	84	61	280
Property Management Reimbursable Revenues (b)	22	23	21	19	85	27	26	25	21	100
Ancillary Revenues (c)	21	17	17	20	75	19	21	16	22	76

Total Lodging	154	174	183	149	660	170	200	213	170	753

Vacation Exchange and Rentals
Exchange Revenues	127	112	110	106	455	137	119	114	101	471
Rental Revenues	130	137	185	122	574	160	153	199	113	624
Ancillary Revenues (d)	30	31	32	30	123	44	42	41	36	164

Total Vacation Exchange and Rentals	287	280	327	258	1,152	341	314	354	250	1,259

Vacation Ownership
Vacation Ownership Interest Sales	239	242	285	287	1,053	294	414	446	309	1,463
Consumer Financing	109	109	108	109	435	99	104	111	112	426
Property Management Fees	91	94	96	95	376	85	84	89	89	346
Ancillary Revenues (e)	23	22	19	17	81	26	19	15	(18)	43

Total Vacation Ownership	462	467	508	508	1,945	504	621	661	492	2,278

Total Reportable Segments	$903	$921	$1,018	$915	$3,757	$1,015	$1,135	$1,228	$912	$4,290

	2007					2006
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year

Lodging
Royalties and Franchise Fees	$63	$78	$89	$67	$296	$59	$75	$81	$63	$278
Marketing, Reservation and Wyndham Rewards Revenues (a)	60	73	84	64	281	58	70	78	60	266
Property Management Reimbursable Revenues (b)	16	22	26	28	92	16	20	17	16	69
Ancillary Revenues (c)	13	13	12	17	56	11	11	13	13	48

Total Lodging	152	186	211	176	725	144	176	189	152	661

Vacation Exchange and Rentals
Exchange Revenues	135	116	116	112	479	125	108	112	110	455
Rental Revenues	139	136	182	125	582	120	116	158	105	498
Ancillary Revenues (d)	40	36	38	43	157	37	37	40	51	166

Total Vacation Exchange and Rentals	314	288	336	280	1,218	282	261	310	266	1,119

Vacation Ownership
Vacation Ownership Interest Sales	373	443	467	383	1,666	309	377	396	379	1,461
Consumer Financing	81	88	93	96	358	65	70	77	79	291
Property Management Fees	74	78	79	78	310	58	60	66	68	253
Ancillary Revenues (e)	21	20	32	19	91	13	11	12	28	63

Total Vacation Ownership	549	629	671	576	2,425	445	518	551	554	2,068

Total Reportable Segments	$1,015	$1,103	$1,218	$1,032	$4,368	$871	$955	$1,050	$972	$3,848

Note: Full year amounts may not foot across due to rounding.

(a)	Marketing and reservation revenues represent fees we receive from franchised and managed hotels that are to be expended for marketing purposes or the operation of a centralized, brand-specific reservation system. These fees are typically based on a percentage of the gross room revenues of each hotel. Wyndham Rewards revenues represent fees we receive relating to our loyalty program.

(b)	Primarily represents payroll costs in our hotel management business that we incur and pay on behalf of property owners and for which we are reimbursed by the property owners.

(c)	Primarily includes additional services provided to franchisees.

(d)	Primarily includes fees from additional services provided to transacting members, fees from a credit card loyalty program and fees generated from programs with affiliated resorts.

(e)	Primarily includes revenues associated with bonus points/credits that are provided as purchase incentives on VOI sales and fees generated from other non-core businesses.

Table 5
Wyndham Worldwide Corporation
SCHEDULE OF DEBT
(In millions)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2009	2009	2009	2009	2008
Securitized vacation ownership debt
Term notes	$1,112	$1,305	$1,290	$1,165	$1,252
Bank conduit facilities (a)	395	299	340	569	558

Securitized vacation ownership debt (b)	1,507	1,604	1,630	1,734	1,810
Less: Current portion of securitized vacation ownership debt	209	291	288	305	294

Long-term securitized vacation ownership debt	$1,298	$1,313	$1,342	$1,429	$1,516

Debt:
6.00% senior unsecured notes (due December 2016) (c)	$797	$797	$797	$797	$797
Term loan (due July 2011)	300	300	300	300	300
Revolving credit facility (due July 2011) (d)	—	21	30	517	576
9.875% senior unsecured notes (due May 2014) (e)	238	237	237	—	—
3.50% convertible notes (due May 2012) (f)	367	309	253	—	—
Vacation ownership bank borrowings (g)	153	163	154	156	159
Vacation rentals capital leases	133	139	135	130	139
Other	27	23	22	13	13

Total debt	2,015	1,989	1,928	1,913	1,984
Less: Current portion of debt	175	176	169	166	169

Long-term debt	$1,840	$1,813	$1,759	$1,747	$1,815

(a)	Represents (i) a 364-day, non-recourse vacation ownership bank conduit facility with a term through October 2010 and borrowing capacity of $600 million and (ii) the outstanding balance of the Company’s prior bank conduit facility through October 8, 2009, the date on which such balance was repaid. At December 31, 2009, our 364-day facility has remaining borrowing capacity of $205 million.

(b)	This debt is collateralized by $2,755 million, $2,947 million, $2,916 million, $3,005 million and $2,929 million of underlying vacation ownership contract receivables and related assets at December 31, 2009, September 30, 2009, June 30, 2009, March 31, 2009 and December 31, 2008, respectively.

(c)	The balance at December 31, 2009 represents $800 million aggregate principal less $3 million of unamortized discount.

(d)	The Company’s revolving credit facility has a borrowing capacity of $900 million. At December 31, 2009, the Company has $31 million of outstanding letters of credit and a remaining borrowing capacity of $869 million.

(e)	Represents senior unsecured notes issued by the Company during May 2009. The balance at December 31, 2009 represents $250 million aggregate principal less $12 million of unamortized discount.

(f)	Represents cash convertible notes issued by the Company during May 2009. At December 31, 2009, such balance includes $191 million of debt ($230 million aggregate principal less $39 million of unamortized discount) and a liability with a fair value of $176 million related to a bifurcated conversion feature.

(g)	Represents a 364-day, AUD 213 million, secured, revolving foreign credit facility, which expires in June 2010.

Table 6
(1 of 2)
Wyndham Worldwide Corporation
HOTEL BRAND SYSTEMS DETAILS

	As of and For the Three Months Ended December 31, 2009
Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Average Revenue Per Available Room (RevPAR)

Wyndham Hotels and Resorts	94	24,517	50.5%	$108.64	$54.83
Wingate by Wyndham	166	15,239	49.3%	$78.41	$38.65
Hawthorn Suites by Wyndham	89	8,238	46.7%	$76.24	$35.62
Ramada	910	118,880	43.8%	$75.97	$33.28
Baymont	240	20,459	40.2%	$58.50	$23.50
Days Inn	1,858	149,633	39.0%	$58.96	$23.01
Super 8	2,137	132,876	42.9%	$53.87	$23.11
Howard Johnson	492	46,748	38.9%	$58.18	$22.65
Travelodge	460	34,098	38.4%	$59.37	$22.77
Microtel Inns & Suites	314	22,376	43.5%	$55.15	$23.97
Knights Inn	343	21,061	33.7%	$40.24	$13.57
Unmanaged, Affiliated and Managed, Non-Proprietary Hotels (*)	11	3,549	N/A	N/A	N/A

Total	7,114	597,674	41.6%	$63.62	$26.47

	As of and For the Three Months Ended December 31, 2008
Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Average Revenue Per Available Room (RevPAR)

Wyndham Hotels and Resorts	82	21,724	53.2%	$111.86	$59.49
Wingate by Wyndham	164	15,051	51.5%	$90.77	$46.76
Hawthorn Suites by Wyndham	90	8,423	53.1%	$86.20	$45.73
Ramada	897	114,986	48.1%	$79.31	$38.15
Baymont	227	19,090	45.4%	$64.60	$29.35
Days Inn	1,880	152,971	43.4%	$60.17	$26.09
Super 8	2,110	130,920	47.2%	$55.82	$26.37
Howard Johnson	482	47,177	41.9%	$60.04	$25.16
Travelodge	479	36,154	41.2%	$57.40	$23.63
Microtel Inns & Suites	308	22,106	51.4%	$56.88	$29.22
Knights Inn	301	19,542	36.9%	$42.39	$15.65
Unmanaged, Affiliated and Managed, Non-Proprietary Hotels (*)	23	4,736	N/A	N/A	N/A

Total	7,043	592,880	45.7%	$65.68	$30.03

NOTE: A glossary of terms is included in Table 3 (3 of 3).

(*)	Represents (i) affiliated properties for which we receive a fee for reservation services provided and (ii) properties managed under a joint venture. These properties are not branded; as such, certain operating statistics (such as average occupancy rate, ADR and RevPAR) are not relevant. December 31, 2008 amounts also include AmeriHost branded properties.

Table 6
(2 of 2)
Wyndham Worldwide Corporation
HOTEL BRAND SYSTEMS DETAILS

	As of and For the Twelve Months Ended December 31, 2009
Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Average Revenue Per Available Room (RevPAR)

Wyndham Hotels and Resorts	94	24,517	52.6%	$114.56	$60.21
Wingate by Wyndham	166	15,239	53.6%	$83.16	$44.54
Hawthorn Suites by Wyndham	89	8,238	51.6%	$83.55	$43.10
Ramada	910	118,880	47.0%	$74.55	$35.04
Baymont	240	20,459	45.2%	$62.46	$28.25
Days Inn	1,858	149,633	44.9%	$62.24	$27.95
Super 8	2,137	132,876	48.5%	$56.67	$27.48
Howard Johnson	492	46,748	42.2%	$61.22	$25.86
Travelodge	460	34,098	43.4%	$61.87	$26.85
Microtel Inns & Suites	314	22,376	49.0%	$56.72	$27.79
Knights Inn	343	21,061	37.2%	$42.46	$15.79
Unmanaged, Affiliated and Managed, Non-Proprietary Hotels (*)	11	3,549	N/A	N/A	N/A

Total	7,114	597,674	46.3%	$65.52	$30.34

	As of and For the Twelve Months Ended December 31, 2008
Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Average Revenue Per Available Room (RevPAR)

Wyndham Hotels and Resorts	82	21,724	61.0%	$120.79	$73.67
Wingate by Wyndham	164	15,051	59.5%	$92.29	$54.94
Hawthorn Suites by Wyndham	90	8,423	57.7%	$88.57	$51.14
Ramada	897	114,986	52.6%	$81.62	$42.94
Baymont	227	19,090	49.7%	$65.96	$32.80
Days Inn	1,880	152,971	49.9%	$64.57	$32.19
Super 8	2,110	130,920	53.8%	$59.38	$31.95
Howard Johnson	482	47,177	46.9%	$64.62	$30.28
Travelodge	479	36,154	48.3%	$67.50	$32.64
Microtel Inns & Suites	308	22,106	54.3%	$60.00	$32.55
Knights Inn	301	19,542	41.0%	$43.40	$17.80
Unmanaged, Affiliated and Managed, Non-Proprietary Hotels (*)	23	4,736	N/A	N/A	N/A

Total	7,043	592,880	51.4%	$69.52	$35.74

NOTE: A glossary of terms is included in Table 3 (3 of 3).

(*)	Represents (i) affiliated properties for which we receive a fee for reservation services provided and (ii) properties managed under a joint venture. These properties are not branded; as such, certain operating statistics (such as average occupancy rate, ADR and RevPAR) are not relevant. December 31, 2008 amounts also include AmeriHost branded properties.

Table 7
(1 of 2)
Wyndham Worldwide Corporation
NON-GAAP RECONCILIATIONS
(In millions, except per share data)

	Three Months Ended				Twelve Months Ended
	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009	December 31, 2009
Reported EBITDA	$134	$196	$254	$194	$778
Resolution of and adjustment to contingent liabilities and assets (a)	4	—	2	—	6
Restructuring costs (b)	43	3	—	—	46

Adjusted EBITDA	$181	$199	$256	$194	$830

Reported PreTax Income	$74	$127	$175	$117	$493
Resolution of and adjustment to contingent liabilities and assets (a)	4	—	2	—	6
Restructuring costs (b)	43	3	—	—	46

Adjusted PreTax Income	$121	$130	$177	$117	$545

Reported Tax Provision	$(29)	$(56)	$(71)	$(44)	$(200)
Resolution of and adjustment to contingent liabilities and assets (c)	(2)	2	—	—	—
Restructuring costs (c)	(16)	(1)	—	—	(18)

Adjusted Tax Provision	$(47)	$(55)	$(71)	$(44)	$(218)

Reported Net Income	$45	$71	$104	$73	$293
Resolution of and adjustment to contingent liabilities and assets	2	2	2	—	6
Restructuring costs	27	2	—	—	28

Adjusted Net Income	$74	$75	$106	$73	$327

Reported Diluted EPS	$0.25	$0.39	$0.57	$0.40	$1.61
Resolution of and adjustment to contingent liabilities and assets	0.01	0.01	0.01	—	0.03
Restructuring costs	0.15	0.01	—	—	0.16

Adjusted Diluted EPS	$0.41	$0.41	$0.58	$0.40	$1.80

Diluted Shares	178	182	183	184	182

Note: Amounts may not foot across due to rounding.

(a)	Relates to the net expense from the resolution of and adjustment to certain contingent liabilities and assets.

(b)	Relates to costs incurred as a result of various strategic initiatives commenced by the Company during 2008.

(c)	Relates to the tax effect of the adjustments.

Table 7
(2 of 2)
Wyndham Worldwide Corporation
NON-GAAP RECONCILIATIONS
(In millions, except per share data)

	Three Months Ended				Twelve Months Ended
	March 31, 2008	June 30, 2008	September 30, 2008	December 31, 2008	December 31, 2008
Reported EBITDA	$130	$221	$294	$(1,280)	$(635)
Goodwill impairment (a)	—	—	—	1,342	1,342
Other impairments (b)	28	—	—	56	84
Foreign currency losses (c)	—	—	—	24	24
Resolution of and adjustment to contingent liabilities and assets (d)	3	(7)	1	(14)	(18)
Restructuring costs (e)	—	—	6	73	79

Adjusted EBITDA	$161	$214	$301	$201	$876

Reported PreTax Income/(Loss)	$70	$160	$228	$(1,345)	$(887)
Goodwill impairment (a)	—	—	—	1,342	1,342
Other impairments (b)	28	—	—	56	84
Foreign currency losses (c)	—	—	—	24	24
Resolution of and adjustment to contingent liabilities and assets (d)	3	(7)	1	(14)	(18)
Restructuring costs (e)	—	—	6	73	79

Adjusted PreTax Income	$101	$153	$235	$136	$624

Reported Tax Provision	$(28)	$(62)	$(86)	$(11)	$(187)
Goodwill impairment (f)	—	—	—	(5)	(5)
Other impairments (f)	(11)	—	—	(15)	(26)
Foreign currency losses (f)	—	—	—	—	—
Resolution of and adjustment to contingent liabilities and assets (f)	—	3	1	7	12
Restructuring costs (f)	—	—	(2)	(28)	(30)

Adjusted Tax Provision	$(39)	$(59)	$(87)	$(52)	$(236)

Reported Net Income/(Loss)	$42	$98	$142	$(1,356)	$(1,074)
Goodwill impairment	—	—	—	1,337	1,337
Other impairments	17	—	—	41	58
Foreign currency losses	—	—	—	24	24
Resolution of and adjustment to contingent liabilities and assets	3	(4)	2	(7)	(6)
Restructuring costs	—	—	4	45	49

Adjusted Net Income	$62	$94	$148	$84	$388

Reported Diluted EPS	$0.24	$0.55	$0.80	$(7.63)	$(6.05)
Goodwill impairment	—	—	—	7.52	7.51
Other impairments	0.10	—	—	0.23	0.32
Foreign currency losses	—	—	—	0.14	0.14
Resolution of and adjustment to contingent liabilities and assets	0.01	(0.02)	0.01	(0.04)	(0.03)
Restructuring costs	—	—	0.02	0.25	0.28

Adjusted Diluted EPS	$0.35	$0.53	$0.83	$0.47	$2.18

Diluted Shares	178	178	178	178	178

Note: Amounts may not foot due to rounding.

(a)	Represents a non-cash goodwill impairment charge for Vacation Ownership to reflect reduced future cash flow estimates.

(b)	During the three months ended March 31, 2008, represents a non-cash impairment charge of $28 million ($17 million, net of tax) for Vacation Ownership due to the Company’s initiative to rebrand its vacation ownership trademarks to the Wyndham brand. During the three months ended December 31, 2008, represents (i) non-cash impairment charges of $36 million ($28 million, net of tax) for Vacation Exchange and Rentals due to trademark and fixed asset write downs related to the Company’s vacation rentals businesses and the write-off of the Company’s investment in a joint venture, (iii) a non-cash impairment charge of $16 million ($10 million, net of tax) for Lodging related to the write down of franchise agreements of one of the Company’s brands and (iv) a non-cash impairment charge of $4 million ($3 million, net of tax) for Vacation Ownership related to the termination of a development project.

(c)	Represents a cash charge for Vacation Exchange and Rentals due to foreign currency losses.

(d)	Relates to the net (benefit)/expense from the resolution of and adjustment to certain contingent liabilities and assets.

(e)	Relates to costs incurred as a result of various strategic initiatives approved by the Company and commenced during the third quarter of 2008.

(f)	Relates to the tax effect of the adjustments.

Table 8
(1 of 3)
Wyndham Worldwide Corporation
NON-GAAP FINANCIAL INFORMATION
(In millions, except per share data)

	Twelve Months Ended December 31, 2009
		Legacy		Restructuring
	As Reported	Adjustments		Costs		As Adjusted
Net revenues
Service fees and membership	$1,613					$1,613
Vacation ownership interest sales	1,053					1,053
Franchise fees	440					440
Consumer financing	435					435
Other	209					209

Net revenues	3,750	—		—		3,750

Expenses
Operating	1,501					1,501
Cost of vacation ownership interests	183					183
Consumer financing interest	139					139
Marketing and reservation	560					560
General and administrative	533	(6	) (a)			527
Goodwill and other impairments	15					15
Restructuring costs	47			(46	) (b)	1
Depreciation and amortization	178					178

Total expenses	3,156	(6)		(46)		3,104

Operating income	594	6		46		646
Other income, net	(6)					(6)
Interest expense	114					114
Interest income	(7)					(7)

Income before income taxes	493	6		46		545
Provision for income taxes	200	—	(c)	18	(c)	218

Net income	$293	$6		$28		$327

Earnings per share
Basic	$1.64	$0.03		$0.16		$1.83
Diluted	1.61	0.03		0.16		1.80

Weighted average shares outstanding
Basic	179	179		179		179
Diluted	182	182		182		182

(a)	Relates to the net expense from the resolution of and adjustment to certain contingent liabilities and assets.

(b)	Relates to costs incurred as a result of various strategic initiatives commenced by the Company during 2008.

(c)	Relates to the tax effect of the adjustments.

Table 8
(2 of 3)
Wyndham Worldwide Corporation
NON-GAAP FINANCIAL INFORMATION
(In millions, except per share data)

	Three Months Ended December 31, 2008
		Goodwill		Other		Foreign Currency		Legacy		Restructuring
	As Reported	Impairment		Impairments		Losses		Adjustments		Costs		As Adjusted
Net revenues
Service fees and membership	$360											$360
Vacation ownership interest sales	309											309
Franchise fees	113											113
Consumer financing	112											112
Other	17											17

Net revenues	911	—		—		—		—		—		911

Expenses
Operating	337											337
Cost of vacation ownership interests	52											52
Consumer financing interest	37											37
Marketing and reservation	171											171
General and administrative	124					(24	)(c)	14	(d)			114
Goodwill and other impairments	1,398	(1,342	)(a)	(56	)(b)							—
Restructuring costs	73									(73	)(e)	—
Depreciation and amortization	47											47

Total expenses	2,239	(1,342)		(56)		(24)		14		(73)		758

Operating income/(loss)	(1,328)	1,342		56		24		(14)		73		153
Other income, net	(1)											(1)
Interest expense	22											22
Interest income	(4)											(4)

Income/(loss) before income taxes	(1,345)	1,342		56		24		(14)		73		136
Provision for income taxes	11	5	(f)	15	(f)	—	(f)	(7	)(f)	28	(f)	52

Net income/(loss)	$(1,356)	$1,337		$41		$24		$(7)		$45		$84

Earnings/(losses) per share	$(7.63)	$7.52		$0.23		$0.14		$(0.04)		$0.25		$0.47

Weighted average shares outstanding	178	178		178		178		178		178		178

(a)	Represents a non-cash goodwill impairment charge for Vacation Ownership to reflect reduced future cash flow estimates.

(b)	Represents (i) non-cash impairment charges of $36 million ($28 million, net of tax) for Vacation Exchange and Rentals due to trademark and fixed asset write downs related to the Company’s vacation rentals businesses and the write-off of the Company’s investment in a joint venture, (ii) a non-cash impairment charge of $16 million ($10 million, net of tax) for Lodging related to the write down of franchise agreements of one of the Company’s brands and (iii) a non-cash impairment charge of $4 million ($3 million, net of tax) for Vacation Ownership related to the termination of a development project.

(c)	Represents a cash charge for Vacation Exchange and Rentals due to foreign currency losses.

(d)	Relates to the net benefit from the resolution of and adjustment to certain contingent liabilities and assets.

(e)	Relates to costs incurred as a result of various strategic initiatives commenced by the Company during 2008.

(f)	Relates to the tax effect of the adjustment.

Table 8
(3 of 3)
Wyndham Worldwide Corporation
NON-GAAP FINANCIAL INFORMATION
(In millions, except per share data)

	Twelve Months Ended December 31, 2008
		Goodwill		Other		Foreign Currency		Legacy		Restructuring
	As Reported	Impairment		Impairments		Losses		Adjustments		Costs		As Adjusted
Net revenues
Service fees and membership	$1,705											$1,705
Vacation ownership interest sales	1,463											1,463
Franchise fees	514											514
Consumer financing	426											426
Other	173											173

Net revenues	4,281	—		—		—		—		—		4,281

Expenses
Operating	1,622											1,622
Cost of vacation ownership interests	278											278
Consumer financing interest	131											131
Marketing and reservation	830											830
General and administrative	561					(24)	(c)	18	(d)			555
Goodwill and other impairments	1,426	(1,342)	(a)	(84)	(b)							—
Restructuring costs	79									(79)	(e)	—
Depreciation and amortization	184											184

Total expenses	5,111	(1,342)		(84)		(24)		18		(79)		3,600

Operating income/(loss)	(830)	1,342		84		24		(18)		79		681
Other income, net	(11)											(11)
Interest expense	80											80
Interest income	(12)											(12)

Income/(loss) before income taxes	(887)	1,342		84		24		(18)		79		624
Provision for income taxes	187	5	(f)	26	(f)	—	(f)	(12	) (f)	30	(f)	236

Net income/(loss)	$(1,074)	$1,337		$58		$24		$(6)		$49		$388

Earnings/(losses) per share
Basic	$(6.05)	$7.53		$0.33		$0.14		$(0.03)		$0.28		$2.19
Diluted	(6.05)	7.51		0.32		0.14		(0.03)		0.28		2.18

Weighted average shares outstanding
Basic	178	178		178		178		178		178		178
Diluted	178	178		178		178		178		178		178

Note: EPS amounts may not foot across due to rounding.

(a)	Represents a non-cash goodwill impairment charge for Vacation Ownership to reflect reduced future cash flow estimates.

(b)	Represents (i) non-cash impairment charges of $36 million ($28 million, net of tax) for Vacation Exchange and Rentals due to trademark and fixed asset write downs related to the Company’s vacation rentals businesses and the write-off of the Company’s investment in a joint venture, (ii) a non-cash impairment charge of $28 million ($17 million, net of tax) for Vacation Ownership due to the Company’s initiative to rebrand its vacation ownership trademarks to the Wyndham brand, (iii) a non-cash impairment charge of $16 million ($10 million, net of tax) for Lodging related to the write down of franchise agreements of one of the Company’s brands and (iv) a non-cash impairment charge of $4 million ($3 million, net of tax) for Vacation Ownership related to the termination of a development project.

(c)	Represents a cash charge for Vacation Exchange and Rentals due to foreign currency losses.

(d)	Relates to the net benefit from the resolution of and adjustment to certain contingent liabilities and assets.

(e)	Relates to costs incurred as a result of various strategic initiatives commenced by the Company during 2008.

(f)	Relates to the tax effect of the adjustments.